ASSET MANAGEMENT AGREEMENT

THIS ASSET MANAGEMENT AGREEMENT (the "Agreement"), is effective the 1st day of January, 2018 (the "Effective Date"), by and between AII Insurance Management Limited (hereinafter referenced to as "AIIM"), a Bermuda company, and Maiden Reinsurance Ltd. ("Company"), a Bermuda company.

WITNESSETH

WHEREAS, AIIM is duly licensed in Bermuda to engage in business as an insurance manager, in which capacity it also provides investment management services;

WHEREAS, the Company wishes to retain AIIM to provide investment management services upon the terms and conditions set forth in the Agreement and AIIM wishes to provide said services;

WHEREAS, the Company wishes to retain AIIM to provide investment management services with respect to assets designated by the Company in writing from time to time (the "Account") and AIIM is willing to do so.

NOW, THEREFORE, in consideration of their respective promises and covenants hereinafter set forth, AIIM and the Company agree as follows:

1. AIIM shall perform the following investment management services on behalf of the Company in accordance with the Company's investment guidelines, which are attached hereto as Appendix A (the "Investment Guidelines"), and regulatory requirements regarding investments. The Company in its discretion may amend the Investment Guidelines from time to time, by delivering such amendment to AIIM in writing no less than 5 business days prior to the effective date. In the event that there is a failure to comply with the Investment Guidelines as a result of changes in market conditions or otherwise, AIIM shall promptly notify the Company and shall take such corrective action as may be agreed with the Company. Subject to the Investment Guidelines, AIIM shall have full discretionary authority with respect to the Account, including the authority and power to enter into contracts binding on the Company with respect thereto, and to:

   a) establish, maintain and terminate discretionary and non-discretionary investment accounts with banks, brokers, dealers, investment advisers or other investment professionals ("Investment Service Providers"), provided, such Investment Service Providers maintain all required licenses, registrations, memberships and approvals required to perform the investment services being offered. If AIIM delegates any of its discretionary investment, advisory and other rights, powers and functions hereunder to any Investment Service Provider, AIIM shall always remain liable to the Company for its obligations hereunder. References herein to AIIM shall include, as the context may require, any of AIIM's affiliates

that are selected to manage assets under this Agreement. Any affiliate of AIIM that is delegated authority under this Agreement shall accept such delegation in an agreement between the AIIM and any such affiliate and acknowledge that it is a fiduciary with respect to the Account.

b) purchase, hold, sell, write, exchange, transfer, and otherwise invest and trade in, including without limitation:

- any publicly-traded or non-publicly traded, U.S. or non-U.S.: general or limited partnership or limited liability company interest; investment contract, bond, note, debenture (whether subordinated, convertible or otherwise), trust receipt or certificate, loan participation and/or assignment, account or note receivable, trade acceptance, contract or other claim, executory contract (including any notional principal contract), instrument or evidence of indebtedness; certificate of deposit;

c) invest or deposit in obligations of any government or any agency or instrumentality thereof, time deposits in and certificates of deposit of banks, the long term debt of which is rated not less than AA by Standard and Poor's Ratings Services, ("S&P"), securities issued by corporations the long-term debt of which is rated not less than AA by S&P, or commercial paper which is rated A-1 by S&P, in each case having a maturity of not more than 91 days from the date of issuance, or foreign money market mutual funds, or other short-term investments which have at the time of investment a rating of AAA by S&P;

d) vote proxies, grant consents solicited by or with respect to the issuers of securities in which assets of the Account may be invested from time to time, provided that the Company reserves the right to exercise or direct the exercise of voting rights with respect to securities which are Account assets or grant its consent with respect to solicitations by or with respect to the issuers of such securities, in each case upon consultation with the Company; and

e) Notwithstanding the provisions set forth hereinabove, it is understood that the Company does not transfer substantial control of the Company or any of the powers vested in the board of directors, by statute, articles of incorporation, or bylaws, or substantially all of the basic functions of the Company's management.

2. Portfolio Transactions.

AIIM may place orders for the execution of transactions for the Account with or through Investment Service Providers as AIIM may select. AIIM agrees that securities are to be purchased through such brokers as, in AIIM's best judgment, shall offer the best combination of price and execution. AIIM, in seeking

to obtain best execution of portfolio transactions for the Account, may consider the quality and reliability of brokerage services, as well as research and investment information and other services provided by brokers or dealers. The Company authorizes AIIM to, at AIIM's discretion, bunch or aggregate orders for the Account with orders of other clients and to allocate the aggregate amount of the investment among accounts (including accounts in which AIIM, its affiliates and/or their personnel have beneficial interests) in a manner which is fair over time to the participating accounts. When portfolio decisions are made on an aggregated basis, AIIM may in its discretion, place a large order to purchase or sell a particular security for the Account and the accounts of several other clients. Because of the prevailing trading activity, it is frequently not possible to receive the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged and the Account will be charged or credited with the average price; and the effect of the aggregation may operate on some occasions to the Company's disadvantage. Although in such an instance the Company will be charged the average price, AIIM will make the information regarding the actual transactions available to the Company upon the Company's request. In order to ensure fair execution of trades for all parties, aggregation of orders for private placements will not be permitted under this Agreement.

3. Affiliated Brokerage; Principal Transactions.

a) Subject to AIIM's execution obligations described in Section 2 above, the Company hereby authorizes AIIM, when determined by AIIM in its capacity of a fiduciary to be in the best interest of the Company, to effect agency transactions and agency cross-transactions through affiliated broker-dealers. Such transactions shall be effected at prevailing market levels in accordance with the procedures Under Rule 17a-7(b) of the U.S. Investment Company Act of 1940 and other applicable law. The Company at any time without penalty may terminate in whole or in part its authorization to effect such transactions by written notice to AIIM; and

b) When determined by AIIM in its capacity as a fiduciary to be in the best interest of the Company, AIIM may effect transactions in which, acting for its own account or an account of its affiliate, AIIM buys a security from, or sells a security to, the Company, with the Company's consent after written disclosure by AIIM to the Company of the transaction and the capacity in which AIIM is acting before the completion of such transaction, in accordance with applicable regulatory requirements.

4. Information and Reports.

AIIM shall or shall direct the Investment Service Providers to provide to the Company copies of all Account statements and Account information to the Company. Monthly, AIIM shall provide the Company a written report and inventory of the Account in a format approved by the Company and such other reports and information as the Company shall request. Valuation levels for the

assets listed in the written report and inventory will reflect AIIM's good faith effort to ascertain fair market levels (including accrued income, if any) for the securities and other assets in the Account based on pricing and valuation information believed by AIIM to be reliable for round lot sizes. Then current exchange rates will be applied in valuing holdings in foreign currency.

5. Custody.

Custody of the cash and assets of the Account shall be held by a custodian (the "Custodian") appointed by the Company pursuant to a separate custody agreement or by the Company itself. The Company authorizes AIIM to give Custodian instructions for the purchase, sale, conversion, redemption, exchange or retention of any security, cash or cash equivalents or other investment for the Company. Except as provided in Section 1, exclusive responsibility for the custody and safekeeping of the Company's assets constituting the Account shall remain with the Custodian, and AIIM and its affiliates shall not have custody or physical control of the assets and cash in the Account. AIIM shall provide the Custodian with such documents and information, including certification of AIIM's duly authorized representatives, as the Custodian may reasonably request. All directions given by AIIM to the Custodian shall be in writing, and signed by an authorized representative of AIIM; provided, however, that the Custodian may accept oral directions from AIIM, subject to confirmation in writing. The Company will give AIIM reasonable prior notice of any change the Custodian, together with the name and other relevant information with respect to the new Custodian.

6. Compensation and Reimbursement of Expenses.

a) Within 30 days of the end of each calendar quarter, the Company shall pay to AIIM the asset management fee calculated as the amount equal to 0.02125% of the average value of the Account for the preceding calendar quarter.

b) The Company shall be responsible for the investment expenses of the Account, as well as expenses included in connection with carrying out its own accounting, auditing, and compliance policies, procedures, and other obligations with respect to the Account. The Company shall reimburse AIIM for the payment of reasonable expenses incurred by AIIM with respect to such policies, procedures, and obligations of the Company, but in no event shall the Company be responsible for AIIM's general overhead expenses, or expenses of AIIM in carrying out its own accounting, auditing and compliance policies, procedures or obligations. Investment expenses shall include brokerage commissions, transfer fees, registration costs, taxes and other similar costs and transaction-related expenses and fees arising out of transactions in the Account. AIIM may, at its discretion, make payments out of fees received from the Company pursuant to this Agreement to any Investment Service Provider from which it obtains investment advisory services, including Investment Service Providers that

are affiliates of AIIM, and the Company shall have no obligation to compensate such Investment Service Provider, for such services; and

c) Custodial fees are charged separately by the Custodian for the Account and are not included in the investment advisory fee due AIIM pursuant to this Agreement. The Company will pay any custodial fees directly from the custodial account.

7. Directions to AIIM.

All directions by or on behalf of the Company to AIIM shall be in writing signed either by the Company or by an authorized agent of the Company or, if by telephone, confirmed in writing. For this purpose, the term in writing, shall include directions given by facsimile or e-mail. A list of persons authorized to give instructions to AIIM hereunder with specimen signatures, is set out in Appendix B to this Agreement. The Company may revise the list of authorized persons from time to time by sending AIIM a revised list which has been certified either by the Company or by a duly authorized agent of the Company. AIIM shall incur no liability whatsoever in relying upon any direction from, or document signed by, any person reasonably believed by it to be authorized to give or sign the same, whether or not the authority of such person is then effective. AIIM shall be under no duty to make any investigation or inquiry as to any statement contained in any writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained. Directions given by the Company to AIIM hereunder shall be effective only upon actual receipt by AIIM and shall be acknowledged by AIIM though its actions hereunder only, unless the Company is advised by AIIM otherwise.

8. Term and Termination

a) The Agreement may be terminated at any time by either party upon thirty (30) days written notice.

b) The Company may terminate this Agreement immediately, upon written notice, upon the occurrence of any of the following events:

i. AIIM fails to comply with any term or condition of this Agreement, or for whatever reason, does not commence fulfillment of duties provided in this Agreement, or once having commenced its duties, engages in neglect of its duties and obligations hereunder, fails or refuses to act to carry out its duties and obligations hereunder;

ii. AIIM is sold, undergoes a material change in ownership, in its capital participation or control, change in management, board of directors, officers or key personnel or causes to be sold,

transferred or pledged all or substantially all of its stock or assets to a third party; or

iii. AIIM suffers the loss, suspension or revocation of any license or certificate of authority from any regulatory body that is material to the performance of its duties and obligations herein, or such license becomes invalid or expires and is not renewed without any lapse.

c) AIIM may terminate this Agreement immediately, upon written notice, in the event that the Company is sold, undergoes a material change in ownership, in its capital participation or control, change in management, board of directors, officers or key personnel, or causes to be sold, transferred or pledged all or substantially all of its stock or assets to a third party.

d) Upon termination, AIIM shall be entitled to all fees through the termination date.

9. Confidentiality.

It is understood and agreed that all information pertaining to the Company, whether developed by AIIM or the Company, is the sole and exclusive property of the Company ("Proprietary Information"). AIIM shall maintain the confidentiality of the Proprietary Information and upon termination of this Agreement shall return or destroy all Proprietary Information as directed by the Company. It is further understood and agreed that all of the Company's files and records shall be made available only to inspection by directors, officers and employees of AIIM, the directors, officers, employees and independent auditors of the Company, and anyone properly authorized in writing by the Company. Notwithstanding the above, Proprietary Information may be disclosed if (i) requested by or through, or related to a judicial, administrative, governmental or self-regulatory organization process, investigation, inquiry or proceeding, or is otherwise legally required, (ii) required in order for each party to carry out its responsibilities hereunder, or (iii) permitted upon the prior written consent of the other party. The Company and AIIM shall cooperate in responding to any governmental inquiry or investigation.

10. Choice of Law.

This Agreement shall be governed and construed by the laws of Bermuda. Each party submits to the jurisdiction of the courts of Bermuda, which shall be the exclusive forum for adjudicating any dispute based on, arising out of, or in connection with this Agreement.

11. Assignment.

No assignment of this Agreement shall be made by AIIM without the written consent of the Company. For purposes of this Agreement, the term

"assignment" shall have the meaning given it by Section 202(a)(l) of the Investment Advisers Act of 1940, as amended.

12. Amendments.

This Agreement may be changed, altered or amended as the parties may agree, and with prior approval of relevant regulatory authorities to the extent such approval is required, provided such change, alteration or amendment is evidenced in writing by an endorsement executed by the parties and attached to this Agreement.

13. Notices.

All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person, by fax, e-mail, recognized overnight courier, or certified mail, postage prepaid and properly addressed as follows:

To Company:

To: Maiden Reinsurance, Ltd.
Ideation House, 2nd Floor
Pembroke, HM 08
Bermuda
Attention: General Counsel

To AIIM via mail:

AII Insurance Management Limited
PO Box HM1087
Hamilton HMEX, Bermuda
Attention: Chris Souter

To AIIM via hand delivery or fax:

AII Insurance Management Limited
7 Reid Street, Suite 400
Hamilton HM 11, Bermuda
Attention: Chris Souter
Fax No.: 441-292-5796

14. General Control.

Notwithstanding any other provision of this Agreement, the Company shall have ultimate control and responsibility of the functions delegated to AIIM under this

Agreement. The Company shall own and have custody of its general corporate accounts and records.

15. Status of Company.

The Company hereby represents that it is, at the time of the signing of this Agreement, a regulated insurance or reinsurance company, and covenants to immediately notify AIIM if it ceases to be a regulated insurance or reinsurance company during the term of the Agreement.

APPENDIX A
Maiden Reinsurance Ltd.

Investment Guidelines

I. Investment objectives

a) Preserve capital;
b) Pursuant to the above, maximize yield;
c) Appropriate level of liquidity; and
d) Proper diversification with respect to types of investments, geographical area, industry, maturity and individual exposures

II. Investment diversification and limits

All quantitative limits are applied based on market value at the time of purchase unless otherwise indicated.

III. Regulatory and Legal Limitations

The Company's funds shall be invested at all times in compliance with the Bermuda International Sanctions Regulations 2013 and Bermuda's Sanctions Regime restrictions.

IV. Overall Limits

Table A: Overall Limits

	Measure
Effective Portfolio Duration*	4.5 years
Effective Portfolio Duration Range	+0.5 or -0.5 years
Minimum Weighted Average Portfolio Credit Quality**	A
Maximum Maturity of any individual security 10.5 years. For securitized bonds (identified in Table B: Permitted Investments as #3 (US Agency Mortgage Related Securities), #12 (Asset-Backed Securities), #13 (Collateralized Loan Obligations) and #14 (Non-Agency Mortgage Related Securities)), the Weighted Average Life will be used in lieu of Maturity.	10.5 years

*(Define methodology used)
** Linear weighted average.

Table B: Permitted Investments

#		Minimum	Maximum
1	US Government Bonds	Categories 1-8 combined: 35%	No limit
2	US Agency Bonds		No limit
3	US Agency Mortgage Related Securities		No limit
4	Other Country Government Bonds		No limit
5	Cash		No limit
6	Money Market Funds		No limit
7	Commercial Paper (A2/P2 or better)		No limit
8	Repurchase Agreements (A2/P2 or better)		No limit
9	Corporate Bonds	35%	No limit
10	Private Placement Securities - SEC Rule 144A	None	No limit
11	US Municipal Bonds (Taxable & Tax-Exempt)	None	No limit
12	Asset-Backed Securities	None	Categories 12-14 combined: $300 million
13	Collateralized Loan Obligations	None	
14	Non-Agency Mortgage Related Securities	None	
15	Other investments including equities[1]	None	5%

Table C: Credit Rating and Issuer Limits

Rating	Limit per issuer	Maximum[2]
US Government and GSEs	No Limit	No Limit
AAA	5%	No Limit
AA	5%	No Limit
A	5%	No Limit
BBB	5%	25%
BB and below[3]	0*	0*

Each rating basket includes +/- or 1/2/3 rated securities of the same category. For example the AA basket include securities rated AA+/AA and AA- by S&P and Fitch and those rated Aa1, Aa2 and Aa3 by Moody's.

Securities must be rated investment grade at the time of purchase (i.e. Baa3/BBB-/BBB- or higher) using the middle rating of Moody's, S&P and Fitch; when a rating from only two agencies is available, the lower is used; when only one agency rates a bond, that rating is used. Securities that are not rated by Moody's, S&P or Fitch, will quality for purchase if

[1] Other investments defined as follows: high yield bonds, bank debt, common stock or other equity related securities, preferred stock, perpetual preferred stocks.

[2] Maximum is determined as market value of managed portfolio of the preceding month.

[3] Below investment-grade securities may be held when they are the result of downgrades to securities already in the portfolio. In the event that a security is downgraded below investment-grade, it will be communicated to the Company in a timely manner.

they have an equivalent rating by another Nationally Recognized Statistical Rating Organization ("NRSRO"). New issue securities that are not yet rated may be purchased if the expected rating would qualify under the guidelines.

The individual limits do not apply to securities issued by the U.S. Treasury or guaranteed for timely payment of principal and interest by the U.S. Treasury or a government sponsored agency. For structured securities, other than those issued by the GSEs, the trust or series will be considered to be the issuer.

V. Investment Designation

At time of purchase, debt obligations must be rated as investment grade by Standard & Poor's, Moody's Investor Service or Fitch as described in Section III.

Investment portfolios will be divided as follows:

a) Held to Maturity – Up to a maximum of 25% of invested assets may be classified as held to maturity. Assets classified as held to maturity may only be sold prior to maturity under limited circumstances. The Company, at its sole discretion will decide whether or not to classified investments as held to maturity and once designated AIIM will not sell them unless instructed in writing by the Company to do so.

b) Available for Sale — All other debt and equity securities.

VI. Debt Obligations and Held to Maturity Portfolio

a) Eligible Assets

- Debt obligations include U.S. Government and agency obligations, corporate bonds, taxable and tax exempt municipal securities, cash and money market instruments (including repurchase agreements) and mortgage backed securities collateralized mortgage obligations (CMO's), and asset-backed securities, which otherwise meet requirements set forth in this section.

- Non-U.S. dollar denominated sovereign debt must be rated A or higher by Standard and Poor's and/or A or higher by Moody's Investor Service at the time of purchase.

- If a security's rating should subsequently fall below accepted criteria, AIIM shall review all such securities in the investment portfolio on a

quarterly basis and confirm, in writing, to the Company their suitability to remain in the portfolio.

- At the time of purchase, investments in debt securities other than those explicitly or implicitly backed by the full faith and credit of the U.S. government shall not exceed 1% of investable assets for any individual issue.

- Short term investments shall be rated A2/P2 or better. Repurchase Agreement counterparties shall be rated A2/P2 or better.

- Currency: All investments must be denominated in designated currencies[4]. Transfers between currencies must be authorized in writing by the company.

c) Private Placements

All private placements are to be rated pursuant to the above quality/rating and limit per issuer guidelines.

d) Credit Downgrade

Any security that is downgraded below investment grade will be carried as an Other Investment. Quarterly the Company will receive from the manager a report recommending whether the downgraded security should be retained or sold.

VII. Investment Authority

The purchase or sale of any equity or debt securities in excess of $35,000,000 issued by a corporate issuer, in a single transaction or series of transactions, must be approved by the Company.

VIII. Transactions with other Maiden subsidiaries

All transactions with Maiden Reinsurance North America. require the written pre-approval of the Company.

[4] Currently permitted currencies are USD, Euro, GBP, CAD, SEK, NOK, DKK, AUD. Additional currencies may be added by the written request of the Company.

APPENDIX B
Authorized Managers of this Agreement

Below is the list of persons authorized to give instructions to AIIM.

Name: **Karen L. Schmitt**
(Print)
Position: Executive Vice President and Secretary

(Print)
Signature ____________________

Email address: kschmitt@maiden.bm

Name: **Michael J. Tait**
(Print)
Position: **Chief Financial Officer**

(Print)
Signature ____________________

Email address: mtait@maiden.bm

Name: ____________________
(Print)
Position: ____________________
(Print)
Signature ____________________

Email address:

Name: ____________________
(Print)
Position: ____________________
(Print)
Signature ____________________

Email address: